Exhibit 23

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements of Dyntek, Inc. and Subsidiaries on Form S-8 (33-78426), Form S-8 (33-93448), Form S-8 (333-84941), Form S-8 (333-56900), Form S-8 (333-356902), Post-Effective Amendment No. 2 to Form S-3 (333-31153), Form S-3 (333-115117), Form S-3 (333-116888), Form S-8 (333-117808); Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (333-112555), Form S-3 (333-120578) and Form  S-3 (333-123282) of our report which includes an explanatory paragraph as to the Company’s ability to continue as a going concern dated September 26, 2005 with respect to our audits of the consolidated financial statements of Dyntek, Inc. and Subsidiaries as of June 30, 2005, 2004 and 2003 and for the three years in the period then ended which report is included in this Annual Report on Form 10-K of Dyntek, Inc. and Subsidiaries for the year ended June 30, 2005.

Marcum & Kliegman LLP

New York, New York

September 27, 2005